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EXHIBIT 10.12A
                                AMENDMENT 1996-1

                                 FURON COMPANY
                           1995 STOCK INCENTIVE PLAN

WHEREAS, Furon Company (the "Company") maintains the Furon Company 1995 Stock Incentive Plan (the "Plan"); and

WHEREAS, the Company has the right to amend the Plan, and the Company desires to amend the Plan to reflect recent resolutions adopted by the Board of Directors;


NOW, THEREFORE, the Plan is hereby amended, effective as of November 1, 1996, as follows:

               1. Section 1.9 of the Plan is amended in its entirety to read as follows:

               "1.9 No Transferability: Limited Exception to Transfer Restrictions.

                          (a) Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

                          (b) Exceptions. The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.

                          (c) Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in
                                  Section 1.9(a) shall not apply to:

                                  (i)  transfers to the Corporation,

                                  (ii) the designation of a beneficiary to
                                       receive benefits in the event of a
                                       Participant's death or, if the
                                       Participant has died, transfers to or
                                       exercise by the Participant's
                                       beneficiary, or, in the absence of a
                                       validly designated beneficiary,
                                       transfers by will or the laws of descent and distribution,





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                                  (iii) transfers pursuant to a QDRO order if
                                        approved or ratified by the Committee,

                                  (iv)  if the Participant has suffered a
                                        disability, permitted transfer or
                                        exercises on behalf of the Participant
                                        by his or her legal representative, or

                                  (v)   the authorization by the Committee of
                                        "cashless exercise" procedures with
                                        third parties who provide financing for
                                        the purpose of (or who otherwise
                                        facilitate) the exercise of Awards
                                        consistent with applicable laws and the
                                        express authorization of the Committee.

Notwithstanding the foregoing, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code."

               5. Section 6.6 of the Plan should be amended in its entirety to read as follows:

                          "a)   Shareholder Approval.  Any amendment that would
                                (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, shall be subject to stockholder approval only to the extent then required by section 422 of the Code or applicable law, or deemed necessary or advisable by the Board."

               6.  Section 6.9(d) of the Plan is deleted in its entirety.

               7. The definition of "Committee" contained in Section 7.1(h) of the Plan is amended in its entirety to read as follows:

                          "(h) 'Committee' shall mean the Board or the committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom,
                                  (i) during such time as one or more
                                  Participants may be subject to section 16 of the Exchange Act shall be a "Non-Employee Director" within the meaning of Rule 16b-3(b), and (ii) during such time as one or more Participants may be subject to Code section 162(m), shall be an "outside
                                  director" (as such term is defined in section 162(m) of the Code)."

               8. Section 7.1(I) of the Plan should be amended in its entirety to read as follows:

                          "(i)  'Reserved'."


IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment to the Plan on this 21st day of November, 1996.

FURON COMPANY

By:_____________________________________________

Its:____________________________________________





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